EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference of our report dated February 11, 1999 on the consolidated financial statements of Northeast Indiana Bancorp, Inc., (which report is incorporated by reference in Form 10-KSB from Northeast Indiana Bancorp, Inc.'s Annual Report to Shareholders for the year ended December 31, 1998) in Northeast Indiana Bancorp, Inc.'s previously filed Registration Statements on Form S-8.







                                                /S/Crowe, Chizek and Company LLP
                                                --------------------------------
                                                   Crowe, Chizek and Company LLP



         South Bend, Indiana
         March 30, 1999